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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The UniMark Group, Inc. 1999 Stock Option Plan of our report dated July 25, 2003, with respect to the consolidated financial statements of The UniMark Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                         Mancera, S.C.
                                         Member Practice of
                                         Ernst & Young Global
Mexico City, Mexico
August 11, 2003